SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2019

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois		60015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On January 15, 2019, Walgreens Boots Alliance, Inc. (“Walgreens Boots Alliance”) and Microsoft Corporation (“Microsoft”) issued a joint press release announcing that they have established a strategic partnership to develop new health care delivery models, technology and retail innovations to advance and improve the future of health care. A copy of the joint press release is attached as Exhibit 99.1 hereto.

In connection with certain of the activities contemplated by the strategic partnership, Walgreens Boots Alliance expects to recognize cost savings over time that will be part of its transformational cost management program announced in December 2018. Walgreens Boots Alliance anticipates that certain of these activities may result in significant restructuring and other special charges as they are implemented. At present, Walgreens Boots Alliance is not able to make a determination of the total estimated amount or range of amounts that it may incur, including non-cash impairment charges (if any). Walgreens Boots Alliance will update this disclosure upon the determination of such amounts, if material.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Joint Press Release of Walgreens Boots Alliance and Microsoft dated January 15, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: January 15, 2019	By:	/s/ Joseph B. Amsbary, Jr.
	Title:	Vice President, Corporate Secretary